Exhibit 99.1

Ameris Bank Announces Settlement with Department of Justice

ATLANTA, Oct. 19, 2023 /PRNewswire/ -- Ameris Bank ("Ameris" or the "Bank"), the wholly owned subsidiary of Ameris Bancorp (Nasdaq: ABCB), today announced that it has entered into a settlement with the U.S. Department of Justice that resolves alleged violations of fair lending laws in the Jacksonville, Florida metropolitan area from 2016 to 2021. As noted in the Consent Order resolving the case, Ameris firmly denies violating, and maintains that it has consistently complied with, applicable fair lending laws.

"We strongly disagree with any suggestion that we have engaged in discriminatory conduct and are confident in our efforts to provide equal access to affordable mortgage products in the Jacksonville community and all the markets we serve," said Palmer Proctor, CEO of Ameris. "We cooperated fully with the Department's inquiry and have entered into this settlement to avoid the distraction of litigation and because we share the Department's goal of expanding access to homeownership in underserved areas. The terms of this settlement are consistent with the Bank's existing programs and initiatives. We condemn discrimination in any form and remain committed to helping people in underserved communities gain equal opportunity to achieve homeownership, as well as access to banking services."

Under the terms of the settlement, Ameris will provide $7.5 million in mortgage loan subsidies over a five-year period in Majority Black and Hispanic Census Tracts ("MBHCTs") in Jacksonville. The Bank will also commit, for the same five-year period in the Jacksonville MBHCT communities, $900,000 for focused advertising and outreach and $600,000 for community development partnerships providing services related to credit, financial education, homeownership, and foreclosure prevention. These efforts will supplement the Bank's current investments in mortgage loan subsidy programs and ongoing marketing and community outreach across the markets it serves.

The settlement does not include any civil monetary penalties against Ameris.

"With a 52-year history of service, Ameris is rooted in its purpose of bringing financial peace of mind to people and communities," Proctor added. "Over the years, this purpose has led us to introduce various mortgage loan and downpayment assistance programs, develop affordable loan opportunities, and deliver financial education to schools and community groups. We look forward to continuing these proactive efforts and helping more consumers achieve their financial goals."

About Ameris Bancorp

Ameris Bancorp (Nasdaq: ABCB) is a financial services company committed to bringing financial peace of mind to its communities. Headquartered in Atlanta, it operates 164 financial centers across the Southeast and also serves consumer and business customers nationwide through select lending channels. Ameris Bank manages more than $25.80 billion in assets as of June 30, 2023 and provides a full range of traditional banking and lending products, treasury and cash management, wealth management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris Bank at www.amerisbank.com.

Forward-Looking Statements

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to Ameris Bancorp's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and Ameris Bancorp undertakes no obligation to update or revise forward-looking statements.

CONTACT: Sheryl Touchton, (404) 617-1919, sheryl.touchton@amerisbank.com